SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2010

FERO INDUSTRIES, INC.

 (Exact name of registrant as specified in its charter)

Colorado	000-53337	01-0884561
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
17 Reeves Crescent Red Deer, AB T4P2Z4, Canada
(Address of principal executive offices)
(403) 827-7936
(Registrant’s Telephone Number)

 (Former name or former address, if changed since last report)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

phone: 619.399.3090

fax: 619.399.0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Closing

On June 29, 2010, Fero Industries, Inc., a Colorado corporation, (the “Company”) closed that certain Asset Acquisition Agreement (“Agreement”), by and between the Company and Gvest, Inc., an Ontario, Canada corporation, (“Gvest”) dated May 23, 2010. Pursuant to the terms and conditions of the Agreement, the Company acquired certain assets of Gvest directly related to the manufacturing, sale and distribution of that certain product known as Sucanon®, which is a treatment for Type II Diabetes. The acquired assets include all of the intellectual property rights, training, and “know how” to manufacture and produce Sucanon®; sources and suppliers of Sucanon® ingredients and mixing equipment; certain associated trademarks, patents; and a domain name for Sucanon health. Additionally, the Company acquired ownership rights in various corporations; collectively giving the Company the exclusive world-wide rights to manufacture, sell and distribute Sucanon®, in exchange for an aggregate of $250,000, paid to Gvest.

 Further, pursuant to the terms and conditions of the Agreement, the Company is currently performing due diligence related to the acquired assets. A description of the specific terms and conditions of the Agreement was previously described in the Form 8-K filed by the Company on May 28, 2010 and is incorporated herein by reference.

Promissory Note

On June 24, 2010, the Company issued a Two Hundred Fifty Thousand Dollars ($250,000) Promissory Note (the “Note”) in favor of Mr. Peter Hogendoorn (the “Lender”). The Note contains standard representations, and warranties and affirmative and negative covenants, and is described in greater detail below. The Note memorializes a loan made by the Lender to the Company, in order for the Company to close that certain Asset Acquisition Agreement with Gvest. The Note accrues simple interest at a rate equal to 1% over the average Canadian Prime Rate and is due 30 days from the date executed, or thereafter by mutual agreement of the parties hereto, the principal and all accrued interest thereon shall be due and payable within ten (10) days of written demand by Holder. Additionally, the Note may be repaid in whole or in part by the Company without penalty or premium at any time and from time to time prior to the Maturity Date.

The foregoing summary description of the terms of the Asset Acquisition Agreement and Promissory Note may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Asset Acquisition Agreement and Promissory Note, this reference is made to such agreements, which are filed as Exhibit 10.1, and 10.2, hereto and are incorporated herein by this reference.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the closing of that certain Asset Acquisition Agreement is incorporated by reference into this Item 2.01.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the Promissory Note is incorporated by reference into this Item 2.03.

ITEM 7.01          REGULATION FD DISCLOSURE

Press Releases

On June 30, 2010 the Company issued a press release announcing it has closed the Asset Acquisition Agreement with Gvest, Inc., as more fully set forth in Item 1.01 above. The text of the press release is attached herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8−K, the information in this Form 8−K furnished pursuant to Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1

Promissory Note with Peter Hogendoorn.

99.1

Press Releasing

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERO INDUSTRIES, INC.
Date: July 1, 2010	By:	/s/ Kyle Schlosser
Kyle Schlosser
Chief Executive Officer